Exhibit 10.7

AMENDMENT 1 TO EMPLOYMENT AGREEMENT

Between

QUANTUM COMPUTING INC. and WILLIAM J. MCGANN

This First Amendment to Employment Agreement (this “First Amendment”) is made as of the 1st day of February 2024, between William J. McGann (the “Executive”) and Quantum Computing Inc. (the “Company”), and amends in certain respects that certain Employment Agreement dated as of January 3, 2022, between the Executive and the Company (the “Original Employment Agreement”).

1. Amendments to Section 2. Section 2 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

The Executive agrees to work for the Company as its Chief Executive Officer (CEO), performing all of the duties and responsibilities inherent in such position. The Executive shall report to the Company’s Board of Directors and shall be subject to the supervision thereof, and Executive shall have such authority as is delegated by the Board, which authority shall be sufficient for Executive to perform all of the duties of the office referenced herein. The Executive shall devote the Executive’s full business time and reasonable best efforts in the performance of the foregoing services. Subject to the restrictions set forth in Section 6.4, the Executive may accept other board memberships or service with other organizations that are not in conflict with the Executive’s primary responsibilities and obligations to the Company.

2. No Other Amendments. The Original Employment Agreement remains in full force and effect and is unamended except as explicitly set forth in this First Amendment.

3. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this First Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this First Amendment.

IN WITNESS WHEREOF, each of the Executive and the Company has executed this First Amendment as of the date first above written.

WILLIAM J MCGANN	Quantum Computing Inc.

Signature:	Signature:
Typed Name: William McGann	Typed Name: Chris Boehmler
Title: CEO	Title: Chief Financial Officer
Date: 2/9/2024	Date: 2/9/2024